Compañía Cervecerías Unidas S.A.

Exhibit 3: Segment Information - Third Quarter 2003

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	29,955	25,900	6,526	5,395	25,293	24,758	24,133	21,952	1,477	200
Other products (*)	718	665	236	430	365	204	110	139	3,358	3,458
Total	30,673	26,565	6,762	5,825	25,658	24,962	24,242	22,092	4,835	3,658
% change	15.5%		16.1%		2.8%		9.7%		32.2%

Cost of sales	(12,521)	(11,778)	(4,517)	(5,248)	(12,515)	(11,899)	(16,681)	(13,016)	(3,748)	(2,500)
% of sales	40.8%	44.3%	66.8%	90.1%	48.8%	47.7%	68.8%	58.9%	77.5%	68.3%

SG&A	(11,992)	(11,239)	(3,723)	(4,599)	(12,265)	(11,741)	(5,736)	(5,381)	(859)	(326)
% of sales	39.1%	42.3%	55.1%	79.0%	47.8%	47.0%	23.7%	24.4%	17.8%	8.9%

Operating profit	6,160	3,548	(1,478)	(4,022)	879	1,322	1,825	3,694	228	832
% change	73.6%		63.3%		-33.5%		-50.6%		-72.6%
% of sales	20.1%	13.4%	-21.9%	-69.0%	3.4%	5.3%	7.5%	16.7%	4.7%	22.8%

Depreciation	4,161	4,456	1,527	2,969	2,852	2,666	381	481	348	305
Amortization	235	103	106	160	36	37	93	64	(0)	1
EBITDA	10,556	8,107	156	(893)	3,767	4,026	2,299	4,240	576	1,139
% change	30.2%		NM		-6.4%		-45.8%		-49.4%
% of sales	34.4%	30.5%	2.3%	-15.3%	14.7%	16.1%	9.5%	19.2%	11.9%	31.1%
* The "Other products" line corresponds to intercompany sales in the "Other" segment.

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine
	2003	2002	2003	2002	2003	2002	2003	2002
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	738,274	675,817	387,319	324,428	951,287	911,273	339,545	277,759
% change	9.2%		19.4%		4.4%		22.2%

					Soft Drinks		Chile - Domestic
					726,024	696,305	147,916	146,562
					4.3%		0.9%
					Nectars		Chile - Export
					89,461	77,007	138,208	128,851
					16.2%		7.3%
					Mineral Water
					135,803	137,961	Argentina - Domestic
					-1.6%		4,417	2,345
							88.3%
							Argentina - Export
							49,005

* Volumes include exports of 9,158 (5,186 to Chile) and 9,742 (8,952 to Chile) hectoliters in Q3'03 and Q3'02 respectively.
** In unit cases, sales from the soft drinks and mineral water segment totaled 16.8 million and 16.0 million in Q3'03 & Q3'02 respectively.

Price (Ch$ / HL)	40,574	38,324	16,849	16,629	26,588	27,169	71,074	79,034
% change (real)	5.9%		1.3%		-2.1%		-10.1%

					Soft Drinks		Chile - Domestic
					26,007	26,977	46,710	47,071
					-3.6%		-0.8%
					Nectars		Chile - Export
					38,214	37,557	106,896	115,658
					1.8%		-7.6%
					Mineral Water
					22,036	22,336	Argentina - Domestic
					-1.3%		79,158	64,361
							23.0%
							Argentina - Export
							43,241